EXHIBIT 1

         The undersigned hereby agree that this Amendment to the Schedule 13D filed by us with respect to the Class A Common Stock of Medicis Pharmaceutical Corporation is filed on behalf of each of us.

                                         /s/ Phillip Frost, M.D.
                                         ---------------------------------
Date: June 19, 1996                      Phillip Frost, M.D.


                                         FROST-NEVADA, LIMITED
                                         PARTNERSHIP


                                         *
                                         ---------------------------------
Date: June 19, 1996                      Neil Flanzraich
                                         President of Frost-Nevada Corporation,
                                         General Partner


                                         FROST-NEVADA CORPORATION


                                         *
                                         ----------------------------------
Date: June 19, 1996                      Neil Flanzraich
                                         President



*By /s/ Phillip Frost, M.D.
    ---------------------------
        Phillip Frost, M.D.
        (Attorney-in-fact pursuant
         to Power of Attorney)